UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The board of directors (“Board”) of CID HoldCo, Inc., a Delaware corporation (the “Company”), approved the implementation of a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), at a ratio of one-for-twenty-five (the “Reverse Stock Split”), as previously approved at the annual meeting of stockholders held on May 12, 2026. The Reverse Stock Split will become legally effective as of 4:01 p.m. Eastern Time on May 29, 2026 (the “Legal Effective Date”), and the Common Stock will open for trading on The Nasdaq Stock Market LLC on a reverse split-adjusted basis on June 1, 2026, under the existing trading symbol “DAIC” and with the new CUSIP number of 171756208.

Effects of the Reverse Stock Split.

On the Legal Effective Date, every twenty-five shares of the Common Stock issued and outstanding or held as treasury stock will be automatically reclassified into one new share of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.0001 per share. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 171756208.

No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole share and stockholders will receive cash in lieu of any fractional shares that would have been created by the Reverse Stock Split. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged as a result of the Reverse Stock Split, except for adjustments that will result from rounding fractional shares down to whole shares.

Continental Stock Transfer and Trust will act as the paying agent for the Reverse Stock Split and will provide stockholders with a transaction statement that reflects their post-split shareholdings. Stockholders owning shares via a broker, bank, trust or other similar organization will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such organization’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On May 28, 2026, the Company issued a press release disclosing the Reverse Stock Split and the effects thereof. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of the Company, filed on May 27, 2026.
99.1	Press release, dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: May 28, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
President and Chief Executive Officer

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